Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 6, 2020, in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-236959) and related Prospectus of Zentalis Pharmaceuticals, LLC for the registration of 7,650,000 shares of its common stock.

/s/ Ernst & Young LLP

San Diego, California

March 30, 2020